Exhibit 16.1



Mintz & Parners LLP                                    200-1 Concorde Gate
                                                       North York, ON M8C 4G4

February 11, 2004                                      Tel: 416-391-2900
                                                       Fax: 416-391-2748
                                                       Web site: www.mintzca.com

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: BMB Munai, Inc.

We have read the statements that we understand BMB Munai, Inc. will include under Items 4 and 5 of the Form 8-K report dated February 11,2004 it will file regarding the recent change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Items 4 and 5.

Yours truly,

MINTZ & PARTNERS LLP

/s/ Elliott M. Jacobson

Elliott M. Jacobson
EJ/am

Direct Line: 416-644-4356
Direct Fax: 416-644-4357
E-Mail: elliott_jacobson@mintzca.com


                                          A member of Collins Barrow Canada
                                          and Morres Rowland International,
                                          associations of independent accounting
                                          firms throughout the world